Exhibit 21

                            ILX RESORTS INCORPORATED
                              LIST OF SUBSIDIARIES


All-Star Resorts, Inc., an Arizona corporation

Genesis Investment Group, Inc., an Arizona corporation

Golden Eagle Realty, Inc., a Colorado corporation

Golden Eagle Resort, Inc., an Arizona corporation

ILE Florida, Inc., an Arizona corporation

ILE Sedona Incorporated, an Arizona corporation

ILX Bell Rock Incorporated, an Arizona corporation

ILX Tourist Station Incorporated, an Arizona corporation

Kohl's Ranch Water Company, an Arizona corporation

Premiere Development Incorporated, an Arizona corporation

SHI Health Institute Incorporated, an Arizona corporation

Southern Vacations, Inc., a Florida corporation

SW Resorts Incorporated, an Arizona corporation

Syracuse Project Incorporated, an Arizona corporation

Timeshare Resale Brokers, Inc., an Arizona corporation

Varsity Clubs of America Incorporated, an Arizona corporation

VCA Iowa Incorporated, an Arizona corporation

VCA Management Incorporated

VCA Nevada Incorporated

VCA South Bend Incorporated, an Arizona corporation

VCA Tucson Incorporated, an Arizona corporation

Los Abrigados Partners Limited Partnership, an Arizona limited partnership

Orangemen Club Limited Partnership, a New York limited partnership

VCASB Partners General Partnership, an Arizona general partnership